GWFS Equities, Inc.
                             8515 East Orchard Road
                        Greenwood Village, Colorado 80111


April 11, 2006

VIA EDGAR AND HAND DELIVERY

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549-0506

   Re:    Great-West Life & Annuity Insurance Company
          Post-Effective Amendment No. 6 to Registration Statement on Form S-3 File No. 333-95839

Commissioners:

         The principal distributor hereby requests, pursuant to Rule 461 under the Securities Act of 1933, that the Commission declare the enclosed Registration Statement effective on May 1, 2006, or as soon thereafter as practicable.

         The principal distributor represents that this request is consistent with the public interest and the protection of investors.

                                         Very truly yours,


                                         GWFS EQUITIES, INC.


                                         By:  /s/ Charles P. Nelson

                                         Name:  Charles P. Nelson

                                         Title:  President